EXHIBIT 5

Opinion of Morgan, Lewis & Bockius LLP

March 15, 2007

The Pep Boys—Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

Re:          The Pep Boys—Manny, Moe & Jack—Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to The Pep Boys – Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the offering and sale of up to 1,000,000 shares of common stock of the Company, $1.00 par value per share (the “Shares”), issuable pursuant to (i) a Non-Qualified Stock Option Agreement between the Company and Jeffrey C. Rachor and (ii) a Restricted Stock Unit Agreement between the Company and Jeffrey C. Rachor (together, the “Agreements”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended, the Agreements and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in each of the Agreements, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP